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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): NOVEMBER 20, 2008

                            TECUMSEH PRODUCTS COMPANY
             (Exact name of registrant as specified in its charter)

          MICHIGAN                        0-452                   38-1093240
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)

        1136 OAK VALLEY DRIVE
         ANN ARBOR, MICHIGAN                                        48108
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (734) 585-9500

                                (NOT APPLICABLE)
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 20, 2008, we entered into a letter agreement with Edwin L. Buker, our Chairman, President, and Chief Executive Officer, to induce him to remain in our employ if the Herrick family were to succeed in reasserting control over the company at the special meeting of shareholders to be held the following day. The principal terms of the letter agreement are:

     - Mr. Buker's employment agreement is amended to make it clear, as the parties originally intended, that selection of a majority of the board of directors by a person conducting an election contest - as would be the case if the Herricks are successful in electing two directors at the special meeting of shareholders held November 21, 2008 - would be a "change of control" under the employment agreement, but would not entitle Mr. Buker to voluntarily resign thereafter and receive compensation based on good reason on change of control. If following such a change of control, Mr. Buker resigns for good reason or is terminated without cause, he would be entitled to the compensation payable under the employment agreement based on such events.

     - We agreed to make cash retention payments to Mr. Buker in the amount of $500,000 on each of the 6-, 12-, and 18-month anniversaries of November 20, 2008 if, on each of those dates, his employment has not terminated for any reason. If his employment terminates for any reason before August 13, 2010, any retention payments he has received will be deducted from any termination payment to which he is entitled.

     - We awarded Mr. Buker $1.5 million of phantom shares under our Long-Term Incentive Cash Award Plan, of which one-third vest and become payable on each of the 9-, 15- and 21-month anniversaries of November 20, 2008. Vesting and payment is contingent on his continuing to be employed on each vesting and payment date, except that all of the phantom shares will vest and become payable if we terminate his employment without cause or if he resigns for good reason. This award is in addition to any annual awards to which Mr. Buker may be entitled.

     For more detailed information about the letter agreement's terms, please see the copy filed as an exhibit to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibit is filed with this report:

Exhibit No.   Description
-----------   -----------
   10.1       Letter agreement dated November 20, 2008 between Tecumseh Products
              Company and Edwin L. Buker

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TECUMSEH PRODUCTS COMPANY


Date: November 26, 2008                 By /s/ James S. Nicholson
                                           -----------------------------------
                                           James S. Nicholson
                                           Vice President, Treasurer and Chief
                                           Financial Officer


                                      -2-

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                                  EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------
   10.1       Letter agreement dated November 20, 2008 between Tecumseh Products
              Company and Edwin L. Buker


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